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                                                                                        Exhibit 11.1

                                Bell & Howell Operating Company and Subsidiaries

                                 Computation of Earnings (Loss) per Common Share

                                       Fiscal Years 1994, 1995 and 1996

                                 (Dollars in thousands, except per share data)




                                                                 1994            1995            1996
                                                               --------        --------        --------
Net earnings:

Earnings before
 extraordinary items .......................................   $ 12,621        $ 43,221        $ 50,209

Extraordinary losses .......................................       (978)         (3,219)         (1,088)
                                                                -------         -------         -------
Net earnings ...............................................     11,643          40,002          49,121

Dividends on preferred stock ...............................     21,381          24,054          24,659
                                                                -------         -------         -------
Net earnings (loss) applicable to common stock .............   $ (9,738)       $ 15,948        $ 24,462
                                                                =======         =======         =======

Average number of common shares outstanding ................      2,954           2,955           2,955

Net earnings (loss) per common share:

Earnings (loss) before
 extraordinary items .......................................   $ (2,966)       $  6,487        $  8,646

Extraordinary losses .......................................       (331)         (1,089)           (368)
                                                                -------         -------         -------
Net earnings (loss) per common share .......................   $ (3,297)       $  5,398        $  8,278
                                                                =======         =======         =======
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